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                                                                       EXHIBIT 3


                               UBS CAPITAL II LLC

                  The names and titles of the members of the board of managers and executive officers of UBS Capital II LLC and their business addresses and principal occupations are set forth below. The business addresses of the each of the following are at UBS Capital II LLC, 299 Park Avenue, New York, New York 10171.


Justin S. Maccarone                                        President

George Duarte                                              Partner

Michael Greene                                             Partner and Member of Board of Managers

Charles Delaney                                            Partner

Robert C. Dinerstein                                       VP, Secretary and Member of Board of
                                                           Managers

James Breckenridge                                         Principal

Marc Unger                                                 Principal, Chief Financial Officer and
                                                           Member of Board of Managers

Hyunja Laskin                                              Principal

Charles W. Moore                                           Principal

Sandra Costin                                              Assistant Secretary



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                            UBS CAPITAL HOLDINGS, LLC

                  The names and titles of the members of the board of managers and executive officers of UBS Capital II LLC and their business addresses and principal occupations are set forth below. The business addresses of the each of the following are at UBS Capital Holdings LLC, 299 Park Avenue, New York, New York 10171.


Michael Greene           President and Member of Board of Managers

Robert C. Dinerstein     Managing Director, Secretary and Member of
                         Board of Managers

Marc Unger               Chief Financial Officer, Treasurer and
                         Member of Board of Managers

Sandra Costin            Assistant Secretary


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                                     UBS AG

                  The names and titles of the members of the Group Executive Board, directors and executive officers of UBS AG and their business addresses and principal occupations are set forth below.

DIRECTORS


Name of Director            Nationality       Address
----------------            -----------       -------

Alberto Togni               Swiss             UBS AG
                                              Aeschenplatz 6
                                              4002 Basle

Alex Krauer                 Swiss             Novaris AG
                                              Schwarzwaldallee 215
                                              P.O. Box
                                              4002 Basle

Markus Kundig               Swiss             P.O. Box 4463
                                              6304 Zug

Peter Bockli                Swiss             Bockli Thomann & Parmer
                                              St. Jakobs-Strasse 41
                                              P.O. Box 2342
                                              4002 Basle

Rolf Arthur Meyer           Swiss             Ciba Spezialitatenchemise AG
                                              P.O. Box
                                              4002 Basle

Hans Peter Ming             Swiss             Sika Finanz AG
                                              Zugerstrasse 50
                                              6341 Baar

Andreas Peter Reinhart      Swiss             Gebruder Volkart Holding AG
                                              P.O. Box 343
                                              8401 Winterthur

Eric Honegger               Swiss             SAir Group
                                              8058 Zurich-Airport





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         That the names, nationalities and addresses of other responsible persons of the Company are as follows:


Position in the Company/Name        Nationality       Address
----------------------------        -----------       -------

Chairman of the Board:

Alex Krauer                         Swiss             Novartis AG
                                                      Schwarzwaldallee 215
                                                      P.O. Box 4002 Basle

Vice Chairman:
Alberto Togni                       Swiss             UBS AG
                                                      Aeschenplatz 6
                                                      4002 Basle

Chief Executive Officer:

Marcel Ospel                        Swiss             UBS AG
                                                      Aeschenplatz 6
                                                      4002 Basle

Members of the Group
Executive Board:

Stephan Haeringer                   Swiss             UBS AG
                                                      Bahnhofstrasse 45
                                                      8021 Zurich

Gary Brinson                        American          Brinson
                                                      209 South La Salle Street
                                                      Chicago, IL 60604-1295

Rodolfo Bogni                       Italian           UBS AG
                                                      Aeschenplatz 6
                                                      4002 Basle

Markus Granziol                     Swiss             UBS AG
                                                      Bahnhofstrasse 45
                                                      8021 Zurich




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Position in the Company/Name              Nationality       Address
Peter De Weck                             Swiss             UBS AG
                                                            Bahnhofstrasse 45
                                                            8021 Zurich

Luqman Arnold                             Swiss             UBS AG
                                                            Aeschenplatz 6
                                                            4002 Basle

Corporate Secretary:
Gertrud Erismann                          Swiss             UBS AG
                                                            Bahnhofstrasse 45
                                                            8021 Zurich

Treasurer:
Luqman Arnold                             Swiss             UBS AG
                                                            Aeschenplatz 6
                                                            4002 Basle